Exhibit 99.1

One Horizon Group’s China Mobile VoIP Telco Subsidiary Aishuo Doubles
Revenues for 3rd Consecutive Quarter in a Row

Aishuo App surpasses 12 million downloads, China system upgrade scheduled for immediate deployment to handle demand

LIMERICK, IRELAND—(December 30, 2015) One Horizon Group, Inc. (NASDAQ: OHGI), a leading carrier-grade VoIP solution for mobile providers and smartphones, announced today it has upgraded its China mobile VoIP telco Aishuo™ (“Aishuo”) to allow the purchase of communication-stickers. The decision to expand the commercial offering in China was made due to the overwhelming growth of Aishuo with over 12 million downloads in the last 9 months, putting the company growth trajectory 18 months ahead of its forecasted targets to acquire 15 million app subscribers over a two-year period. As a result, Aishuo revenues have increased for a 3rd consecutive 100% growth quarter accelerating the monetization strategy.

Aishuo communication-stickers are a mix of cartoons and smiley-like emojis. This mix gives our users an addictive new way to communicate emotions and feelings with quirkiness. Using stickers is not only about being expressive, but saves users time over tapping out words on a phone, making communications easier and more rapid; particularly given that Chinese Hanzi is tricky to input digitally. Significant revenues have been seen in the sales of stickers in other social media and mobile apps around the world. The Company believes that industry standard revenues can be achieved with this new sticker feature-set for Aishuo.

One Horizon Group CEO, Brian Collins, noted, “Our deployment in China has exceeded all our internal forecasts and roll-out modeling. Now we’re pushing even further across the Chinese social media market with the addition of the massively popular sticker communication feature. Some stickers will be free of charge while others will have a small payment attached for those special expressions that our mobile subscribers may wish to share.”

Aishuo is available as a FREE download in over 25 App stores including Apple iTunes, Baidu 91.com and Baidu.com, the Tencent App store MyApp.com, 360 Qihoo store 360.cn and Xiaomi on mi.com. Aishuo supports all major Chinese mobile payment platforms including China UnionPay, Apple In-App Purchases, Alibaba’s Alipay and Tencent’s Wechat Wallet providing subscribers with convenient options to purchase call and sticker credit.

{OHGI PR}

About One Horizon Group, Inc.

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Zug, which develops and markets one of the world's most bandwidth-efficient mobile voice over Internet Protocol (VoIP) platforms for smartphones, and also offers a range of other optimized data Applications including messaging and mobile advertising. The company controls and operates the Aishuo mobile VoIP service in China. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Ireland, Switzerland, the United Kingdom, China, India, Singapore, Hong Kong and Latin America. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Safe Harbor Statement

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as uncertainty of consumer demand for the Company's products, as well as additional risks and uncertainties that are identified and described in Company's SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact:

PR/ Media Contact

Matthew Bird
President
1-800-PublicRelations, Inc.
Direct: 646.401.4499
Main: 800.782.6185
Email: matt.bird@1800pr.com

{OHGI PR}